Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “SELLAS LIFE SCIENCES GROUP, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE SIXTH DAY OF FEBRUARY, A.D. 2008, AT 4:40 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SIXTH DAY OF JULY, A.D. 2011, AT 4:08 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, CHANGING ITS NAME FROM “RXI PHARMACEUTICALS CORPORATION” TO “GALENA BIOPHARMA, INC.”, FILED THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 2011, AT 10:28 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2013, AT 4:56 O’CLOCK P.M.

4136433 8100X	Authentication: 202360615
SR# 20182068968	Date: 03-20-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware

The First State

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SECOND DAY OF JULY, A.D. 2013, AT 9:13 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE NINETEENTH DAY OF JUNE, A.D. 2015, AT 2:23 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SEVENTEENTH DAY OF OCTOBER, A.D. 2016, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SECOND DAY OF NOVEMBER, A.D. 2016, AT 10 O’CLOCK A.M.

CERTIFICATE OF VALIDATION, FILED THE SIXTH DAY OF JULY, A.D. 2017, AT 1:43 O’CLOCK P.M.

CERTIFICATE OF VALIDATION, FILED THE SIXTH DAY OF JULY, A.D. 2017, AT 1:44 O’CLOCK P.M.

CERTIFICATE OF VALIDATION, FILED THE SIXTH DAY OF JULY, A.D. 2017, AT 1:45 O’CLOCK P.M.

CERTIFICATE OF VALIDATION, FILED THE SIXTH DAY OF JULY, A.D. 2017, AT 1:46 O’CLOCK P.M.

CERTIFICATE OF VALIDATION, FILED THE SIXTH DAY OF JULY, A.D. 2017, AT 1:47 O’CLOCK P.M.

4136433 8100X	Authentication: 202360615
SR# 20182068968	Date: 03-20-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware

The First State

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2017, AT 9:30 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2017 AT 4:15 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “GALENA BIOPHARMA, INC.” TO “SELLAS LIFE SCIENCES GROUP, INC.”, FILED THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2017, AT 11 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2017 AT 4:45 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE EIGHTH DAY OF MARCH, A.D. 2018, AT 4:26 O’CLOCK P.M.

4136433 8100X	Authentication: 202360615
SR# 20182068968	Date: 03-20-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State
Division of Corporations
Delivered 04:49 PM 02/06/2008
FILED 04:40 PM 02/06/2008
SRV 080127383 - 4136433 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RXI PHARMACEUTICALS CORPORATION

a Delaware Corporation

RXi Pharmaceuticals Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby submit this Amended and Restated Certificate of Incorporation, duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, for the purpose of amending and restating the Certificate of Incorporation of the Corporation, as originally filed with the Secretary of State of the State of Delaware on April 3, 2006 and as subsequently amended on November 28, 2006, January 8, 2007 and June 19, 2007. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

ARTICLE I

The name of this corporation is RXi Pharmaceuticals Corporation.

ARTICLE II

The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE III

A. Classes of Stock. This corporation is authorized to issue 55,000,000 shares. 50,000,000 shares shall be Common Stock with a par value of $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be Preferred Stock with a par value of $0.0001 per share (“Preferred Stock”).

B. Rights, Preferences, Privileges and Restrictions of Preferred Stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the “Board of Directors”) as hereinafter provided. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C. Common Stock. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon issuance of any such Preferred Stock. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

1.	Dividend Rights. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

2.	Liquidation Rights. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

3.	Redemption. The Common Stock is not redeemable.

4.	Voting Rights. Each share of Common Stock shall be entitled to one vote. There shall be no cumulative voting.

5.	Number. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE IV

The corporation is to have perpetual existence.

ARTICLE V

Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VI

The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

ARTICLE VII

A. Indemnification. The Corporation shall, to the maximum extent permitted under the DGCL and except as set forth below, indemnify and upon request advance expenses to each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors.

B. Determination of Entitlement to Indemnification. Any indemnification under Paragraph A of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because such person has either met the applicable standard of conduct set forth in this Article and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

1.	by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

2.	by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; or

3.	if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

4.	by the holders of the Common Stock.

C. Advance of Expenses. Notwithstanding any other provisions of this Certificate of Incorporation, the By-Laws of the Corporation, or any agreement, vote of stockholders or disinterested directors, or arrangement to the contrary, the Corporation may advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only to the extent such advance is not prohibited by applicable law, and then only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

D. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

E. Other Rights. This corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

F. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

G. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

H. Scope of Article. Indemnification and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

I. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

ARTICLE VIII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX

This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

A. Number of Directors. The Board of Directors shall consist of one or more members, each of whom shall be a natural person. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation.

B. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

C. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

D. Terms of Office. Except as provided in Paragraph G of this Article, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 2008; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 2009; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 2010; and provided, further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

E. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

F. Removal. The directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least seventy five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, cast at a meeting of the stockholders called for that purpose.

G. Vacancies. Any vacancy in the Board of Directors, however occurring, and any newly created directorship resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

H. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meeting of stockholders shall be given in the manner provided by the By-Laws of the Corporation.

I. Amendment to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of at least seventy five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of this Article IX.

ARTICLE X

Except as otherwise provided in the By-Laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the laws of said State, may keep the books of the corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors or by the By-Laws of the Corporation.

ARTICLE XI

At any time during which a class of capital stock of the Corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of at least seventy five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal or to adopt any provisions inconsistent with the purpose or intent of this Article XI.

ARTICLE XII

Special meetings of stockholders may be called at any time only by the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the Board of Directors. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of at least seventy five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal or to adopt any provisions inconsistent with the purpose or intent of this Article XII.

ARTICLE XIII

The registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such office is The Corporation Trust Company.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be signed by its President and Chief Executive Officer on this 5th day of February, 2008.

RXI PHARMACEUTICALS CORPORATION

By:	/s/ Tod Woolf
Tod Woolf
President and Chief Executive
Officer

State of Delaware Secretary of State Division of Corporations
Delivered 04:08 PM 07/26/2011
FILED 04:08 PM 07/26/2011
SRV 110859225 - 4136433 FILE

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION OF

RXi PHARMACEUTICALS CORPORATION

RXi Pharmaceuticals Corporation, a Delaware corporation (the “Company”), hereby certifies that:

1. The following resolution has been unanimously adopted by the Company’s Board of Directors and has been approved by the holders of a majority of the Company’s outstanding common stock in accordance with the Delaware General Corporation Law for the purpose of amending the Company’s Restated Certificate of Incorporation:

RESOLVED, that the Restated Certificate of Incorporation of the Company be amended by deleting in its entirety Article III, Section A, and by replacing it with the following:

“A. Classes of Stock. This Corporation is authorized to issue 130,000,000 shares, of which 125,000,000 shares shall be Common Stock with a par value of $0.0001 per share (“Common Stock”) and 5,000,000 shares will be Preferred Stock with a part value of $0.0001 per share (“Preferred Stock”).”

2. The above amendment was duly adopted by the Company in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, RXi Pharmaceuticals Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer this 18th day of July 2011.

RXi Pharmaceuticals Corporation

By:	/s/ Mark Ahn
Mark Ahn
President and Chief Executive Officer

State of Delaware Secretary of State Division of Corporations
Delivered 10:28 AM 09/26/2011
FILED 10:28 AM 09/26/2011
SRV 111039489 - 4136433 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

GALENA BIOPHARMA, INC.

(a Delaware corporation)

WITH AND INTO

RXI PHARMACEUTICALS CORPORATION

(a Delaware corporation)

(Pursuant to Section 253 of the Delaware General Corporation Law)

RXi Pharmaceuticals Corporation, a Delaware corporation (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of Galena Biopharma, Inc., a Delaware corporation (the “Subsidiary”), with and into the Company, with the Company remaining as the surviving corporation under the name of “Galena Biopharma, Inc.”

1. The Subsidiary is a corporation incorporated on September 8, 2011 under the Delaware General Corporation Law (the “DGCL”).

2. The Company is a corporation incorporated on April 3, 2006 under the DGCL.

3. The Company is the owner of all of the outstanding shares of the capital stock of the Subsidiary.

4. The Board of Directors of the Company, by resolutions duly adopted at a meeting of the Board of Directors of the Company held on August 23, 2011, determined to merge into itself the Subsidiary, and to effect a change of the Company’s name to “Galena Biopharma, Inc.” in connection with such merger, pursuant to Section 253 of the DGCL. Such resolutions are as follows:

WHEREAS, in view of the Company’s proposed transfer and contribution to a wholly-owed subsidiary of the Company of certain RNAi assets and related obligations of RXi Pharmaceuticals Corporation (the “Company”) (the “Spin-Off”), the Company has proposed to change its corporate name so as not to include the name “RXi” or “RNAi”; and

WHEREAS, after thorough consideration, the Board of Directors believes it is advisable and in the best interests of the Company and its stockholders to change the name of the Company to Galena Biopharma, Inc. from RXi Pharmaceuticals Corporation (the “Name Change”), and to effect such Name Change pursuant to the provisions of Section 253 of the Delaware General Corporation Law (the “DGCL”); and

WHEREAS, in order to effect the Name Change, the Company desires to form a new corporation named Galena Biopharma, Inc., a Delaware corporation (the “Subsidiary”), and to acquire shares of common stock, par value $0.0001 per share, of the Subsidiary (collectively, the “Incorporation”); and

WHEREAS, following the effectiveness of the Incorporation, the Company will own all of the outstanding shares of the capital stock of the Subsidiary; and

WHEREAS, in order to consummate the Name Change, the Board of Directors of the Company believes it is advisable and in the best interests of the Company and its stockholders that, following the effectiveness of the Incorporation, the Subsidiary be merged with and into the Company (the “Merger”) pursuant to Section 253 of the DGCL, so that the Company will be the surviving corporation following the Merger and that the Name Change be effected as part of the Merger as permitted under the DGCL;

NOW, THEREFORE, BE IT RESOLVED, that the Incorporation is hereby authorized and approved in all respects; and it is

RESOLVED FURTHER, that the officers of the Company be and each hereby is authorized, empowered and directed, by and on behalf of the Company and in its name, to prepare or cause to be prepared, and to execute and file with the Delaware Secretary of State a Certificate of Incorporation to form the Subsidiary, and to take all such other actions as they or any one of them shall deem necessary or appropriate to consummate the Incorporation; and it is

RESOLVED FURTHER, that the Merger and the Name Change are hereby authorized and approved; and it is

RESOLVED FURTHER, that following the Incorporation, the officers of the Company be and each hereby is authorized, empowered and directed, by and on behalf of the Company and in its name, to effect the Name Change by merging the Subsidiary with and into the Company pursuant to Section 253 of the DGCL, so that the Company will be the surviving corporation and possess all of the Subsidiary’s property, rights, privileges and powers, and assume all of the Subsidiary’s liabilities and obligations; and it is

RESOLVED FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) shall remain unchanged and continue to remain outstanding as one share of Common Stock, held by the person who was the holder of such share of Common Stock immediately prior to the Merger; and it is

RESOLVED FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock, par value $0.0001 per share, of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and it is

RESOLVED FURTHER, that the directors and officers of the Company immediately prior to the Merger shall continue to remain the directors and officers of the Company until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be; and it is

RESOLVED FURTHER, that, pursuant to Section 253(b) of the DGCL, upon the effective date of the Merger, the corporate name of the Company shall be changed to Galena Biopharma, Inc.; and it is

RESOLVED FURTHER, that the Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended in its entirety to read as follows:

2

“ARTICLE I

The name of this corporation is Galena Biopharma, Inc.”

RESOLVED FURTHER, that the Bylaws of the Company as in effect immediately prior to the effective time of the Merger shall be amended and restated to reflect the Name Change; and it is

RESOLVED FURTHER, that the officers of the Company be and each hereby is authorized, empowered and directed, in the name and on behalf of the Company, to prepare or cause to be prepared, and to execute and file with the Delaware Secretary of State a Certificate of Ownership and Merger that sets forth therein a copy of these resolutions and the date that such resolutions were adopted by the Board of Directors; and it is

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to (i) notify the Company’s transfer agent and registrar for the Company’s common stock of the Name Change, (ii) obtain a new CUSIP number, (iii) prepare and file with the SEC a current report on Form 8-K to disclose the transactions contemplated by the foregoing resolutions, and (iv) execute such documents, disburse such funds, engage such persons, and take all such other actions that such officer may deem necessary or advisable in connection with the Name Change and the Merger and to carry out the intent and purpose of the foregoing resolutions.

5. The Company shall be the surviving corporation of the Merger.

6. The Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended in its entirety to read as follows:

“ARTICLE I

The name of this corporation is Galena Biopharma, Inc.”

7. The Merger shall be effective as of September 26, 2011.

IN WITNESS WHEREOF, RXi Pharmaceuticals Corporation has caused this Certificate of Ownership and Merger to be signed by its duly authorized officer, this 26 day of September 2011.

RXI PHARMACEUTICALS CORPORATION

By:	/s/ Mark J. Ahn
Name:	Mark J. Ahn, Ph.D.
Title:	President and Chief Executive Officer

3

State of Delaware Secretary of State Division of Corporations
Delivered 04:59 PM 06/28/2013
FILED 04:56 PM 06/28/2013
SRV 130832067 - 4136433 FILE

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

GALENA BIOPHARMA, INC.

Galena Biopharma, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:

1. The following resolution has been unanimously adopted by the Corporation’s Board of Directors and has been approved by the holders of a majority of the Corporation’s outstanding common stock in accordance with the Delaware General Corporation Law for the purpose of amending the Corporation’s Amended and Restated Certificate of Incorporation:

RESOLVED, that ARTICLE III, Section A of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

“A. Classes of Stock. This Corporation is authorized to issue 205,000,000 shares, of which 200,000,000 shares shall be Common Stock with a par value of $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be Preferred Stock with a par value of $0.0001 per share (“Preferred Stock”).”

2. The above amendment was duly adopted by the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Galena Biopharma, Inc. has caused this Certificate of Amendment to be signed by a duly authorized officer this 28th day of June 2013.

Galena Biopharma, Inc.

By:	/s/ Mark J. Ahn
Mark J. Ahn, Ph.D.
President and Chief Executive Officer

State of Delaware Secretary of State Division of Corporations
Delivered 11:17 AM 07/22/2013
FILED 09:13 AM 07/22/2013
SRV 130900861 - 4136433 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

GALENA BIOPHARMA, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

GALENA BIOPHARMA, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed: Galena Biopharma, Inc.

By:	/s/ Mark W. Schwartz
Name: Mark W. Schwartz, Ph.D.
Title: Executive Vice President & COO

State of Delaware Secretary of State Division of Corporations
Delivered 02:36 PM 06/19/2015
FILED 02:23 PM 06/19/2015
SRV 150947213 - 4136433 FILE

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

GALENA BIOPHARMA, INC.

Galena Biopharma, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:

1. The following resolution has been unanimously adopted by the Corporation’s Board of Directors and has been approved by the holders of a majority of the Corporation’s outstanding common stock in accordance with the Delaware General Corporation Law for the purpose of amending the Corporation’s Amended and Restated Certificate of Incorporation:

RESOLVED, that ARTICLE III, Section A of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

“A. Classes of Stock. This Corporation is authorized to issue 280,000,000 shares, of which 275,000,000 shares shall be Common Stock with a par value of $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be Preferred Stock with a par value of $0.0001 per share (“Preferred Stock”).”

2. The above amendment was duly adopted by the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Galena Biopharma, Inc. has caused this Certificate of Amendment to be signed by a duly authorized officer this 19th day of June 2015.

Galena Biopharma, Inc.

By:	/s/ Mark W. Schwartz
Mark W. Schwartz, Ph.D.
President and Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 10:00 AM 10/17/2016 FILED 10:00 AM 10/17/2016
SR 20166250740 - File Number 4136433

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Galena Biopharma, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of Galena Biopharma, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Section (A) of Article III” so that, as amended, said Article shall be and read as follows:

A. Classes of Stock. This Corporation is authorized to issue 355,000,000 shares, of which 350,000,000 shares shall be Common Stock with a par value of $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be Preferred Stock with a par value of $0.0001 per share (“Preferred Stock”).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, at the annual meeting of the stockholders of said corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14th day of September 2016.

By:	/s/ Thomas J. Knapp

Authorized Officer
Title:	Corporate Secretary
Name:	Thomas J. Knapp

State of Delaware Secretary of State
Division of Corporations
Delivered 10:00 AM 11/02/2016
FILED 10:00 AM 11/02/2016
SR 20166468004 - File Number 4136433

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Galena Biopharma, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of Galena Biopharma, Inc., resolutions were duly adopted setting forth an amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be effective based on the vote of stockholders at a special meeting of the stockholders of said corporation. The resolution setting forth the amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Section (A) of Article III” so that, as amended and restated, said Article shall be and read as follows:

“A. Classes of Stock. This Corporation is authorized to issue 355,000,000 shares, of which 350,000,000 shall be Common Stock with a par value of $0.0001 per share (the “Common Stock”) and 5,000,000 shares shall be Preferred Stock with a par value of $0.0001 per share.

Reverse Stock Split. Effective at 12:01 a.m., Eastern Standard Time on November 11, 2016 (the “Effective Time”), each 20 shares of common stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined and changed into one fully paid and nonassessable share of new common stock (the “New Common Stock”). There shall be no fractional shares issued with respect to the New Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to Computershare (the “Transfer Agent”), as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the Transfer Agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, the Transfer Agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified, combined and changed pursuant to this Certificate of Amendment, subject to the elimination of fractional share interests as described above.”

SECOND: That pursuant to resolution of its Board of Directors, at the special meeting of the stockholders of said corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 1st day of November 2016.

By:	/s/ Thomas J. Knapp

Authorized Officer
Title:	Corporate Secretary
Name:	Thomas J. Knapp

State of Delaware Secretary of State Division of Corporations Delivered 01:43 PM 07/06/2017 FILED 01:43 PM 07/06/2017
SR 20175230494 - File Number 4136433

CERTIFICATE OF VALIDATION

OF

GALENA BIOPHARMA, INC.

Pursuant to Section 204 of the

General Corporation Law of the State of Delaware

Galena Biopharma, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies as follows:

1. The defective corporate acts that are the subject of this Certificate of Validation are the filing and effectiveness of the Certificate of Amendment of the Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) on July 26, 2011 and the increase in the authorized number of shares of common stock, par value $0.0001 per share, of the Corporation effected thereby.

2. The nature of the failure of authorization in respect of the filing and effectiveness of the Certificate of Amendment and such increase was that the vote of the Corporation’s stockholders in favor of the proposal to adopt the amendment set forth in the Certificate of Amendment may not have been tabulated in conformity with the disclosure set forth in the proxy statement for the meeting of stockholders at which it was approved.

3. The defective corporate acts that are the subject of this Certificate of Validation were duly ratified in accordance with Section 204 of General Corporation Law of the State of Delaware (the “DGCL”) pursuant to resolutions of the Board of Directors of the Corporation adopted on May 30, 2017 and resolutions of the stockholders of the Corporation adopted on July 6, 2017.

4. The Certificate of Amendment was previously filed under Section 103 of the DGCL in respect of the defective corporate acts that are the subject of this Certificate of Validation on July 26, 2011. A copy of the Certificate of Amendment is attached as Exhibit A to this Certificate of Validation.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Validation to be executed by its duly authorized officer as of this 6th day of July, 2017.

GALENA BIOPHARMA, INC.

By:	/s/ Thomas J. Knapp
Name: Thomas J. Knapp
Title: Corporate Secretary

EXHIBIT A

State of Delaware Secretary of State
Division of Corporations Delivered 04:08 PM 07/26/2011
FILED 04:08 PM 07/26/2011
SRV 110859225 – 4136433 FILE

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION OF

RXi PHARMACEUTICALS CORPORATION

RXi Pharmaceuticals Corporation, a Delaware corporation (the “Company”), hereby certifies that:

1. The following resolution has been unanimously adopted by the Company’s Board of Directors and has been approved by the holders of a majority of the Company’s outstanding common stock in accordance with the Delaware General Corporation Law for the purpose of amending the Company’s Restated Certificate of Incorporation:

RESOLVED, that the Restated Certificate of Incorporation of the Company be amended by deleting in its entirety Article III, Section A, and by replacing it with the following:

“A. Classes of Stock. This Corporation is authorized to issue 130,000,000 shares, of which 125,000,000 shares shall be Common Stock with a par value of $0.0001 per share (“Common Stock”) and 5,000,000 shares will be Preferred Stock with a part value of $0.0001 per share (“Preferred Stock”).”

2. The above amendment was duly adopted by the Company in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, RXi Pharmaceuticals Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer this 18th day of July 2011.

RXi Pharmaceuticals Corporation

By:	/s/ Mark Ahn
Mark Ahn
President and Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 01:44 PM 07/06/2017 FILED 01:44 PM 07/06/2017
SR 20175230569 - File Number 4136433

CERTIFICATE OF VALIDATION

OF

GALENA BIOPHARMA, INC.

Pursuant to Section 204 of the

General Corporation Law of the State of Delaware

Galena Biopharma, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies as follows:

1. The defective corporate acts that are the subject of this Certificate of Validation are the filing and effectiveness of the Certificate of Amendment of the Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) on June 28, 2013 and the increase in the authorized number of shares of common stock, par value $0.0001 per share, of the Corporation effected thereby.

2. The nature of the failure of authorization in respect of the filing and effectiveness of the Certificate of Amendment and such increase was that the vote of the Corporation’s stockholders in favor of the proposal to adopt the amendment set forth in the Certificate of Amendment may not have been tabulated in conformity with the disclosure set forth in the proxy statement for the meeting of stockholders at which it was approved.

3. The defective corporate acts that are the subject of this Certificate of Validation were duly ratified in accordance with Section 204 of General Corporation Law of the State of Delaware (the “DGCL”) pursuant to resolutions of the Board of Directors of the Corporation adopted on May 30, 2017 and resolutions of the stockholders of the Corporation adopted on July 6, 2017.

4. The Certificate of Amendment was previously filed under Section 103 of the DGCL in respect of the defective corporate acts that are the subject of this Certificate of Validation on June 28, 2013. A copy of the Certificate of Amendment is attached as Exhibit A to this Certificate of Validation.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Validation to be executed by its duly authorized officer as of this 6th day of July, 2017.

GALENA BIOPHARMA, INC.

By:	/s/ Thomas J. Knapp
Name: Thomas J. Knapp
Title: Corporate Secretary

EXHIBIT A

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:59 PM 06/28/2013
FILED 04:56 PM 06/28/2013
SRV 130832067 – 4136433 FILE

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

GALENA BIOPHARMA, INC.

Galena Biopharma, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:

1. The following resolution has been unanimously adopted by the Corporation’s Board of Directors and has been approved by the holders of a majority of the Corporation’s outstanding common stock in accordance with the Delaware General Corporation Law for the purpose of amending the Corporation’s Amended and Restated Certificate of Incorporation:

RESOLVED, that ARTICLE III. Section A of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

“A. Classes of Stock. This Corporation is authorized to issue 205,000,000 shares, of which 200,000,000 shares shall be Common Stock with a par value of $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be Preferred Stock with a par value of $0.0001 per share (“Preferred Stock”).”

2. The above amendment was duly adopted by the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Galena Biopharma, Inc. has caused this Certificate of Amendment to be signed by a duly authorized officer this 28th day of June 2013.

Galena Biopharma, Inc.

By:	/s/ Mark J. Ahn
Mark J. Ahn, Ph. D.
President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:45 PM 07/06/2017
FILED 01:45 PM 07/06/2017
SR 20175230621 – File Number 4136433

CERTIFICATE OF VALIDATION

OF

GALENA BIOPHARMA, INC.

Pursuant to Section 204 of the

General Corporation Law of the State of Delaware

Galena Biopharma, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies as follows:

1. The defective corporate acts that are the subject of this Certificate of Validation are the filing and effectiveness of the Certificate of Amendment of the Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) on June 19, 2015 and the increase in the authorized number of shares of common stock, par value $0.0001 per share, of the Corporation effected thereby.

2. The nature of the failure of authorization in respect of the filing and effectiveness of the Certificate of Amendment and such increase was that the vote of the Corporation’s stockholders in favor of the proposal to adopt the amendment set forth in the Certificate of Amendment may not have been tabulated in conformity with the disclosure set forth in the proxy statement for the meeting of stockholders at which it was approved.

3. The defective corporate acts that are the subject of this Certificate of Validation were duly ratified in accordance with Section 204 of General Corporation Law of the State of Delaware (the “DGCL”) pursuant to resolutions of the Board of Directors of the Corporation adopted on May 30, 2017 and resolutions of the stockholders of the Corporation adopted on July 6, 2017.

4. The Certificate of Amendment was previously filed under Section 103 of the DGCL in respect of the defective corporate acts that were the subject of this Certificate of Validation on June 19, 2015. A copy of the Certificate of Amendment is attached as Exhibit A to this Certificate of Validation.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Validation to be executed by its duly authorized officer as of this 6th day of July, 2017.

GALENA BIOPHARMA, INC.

By:	/s/ Thomas J. Knapp
Name: Thomas J. Knapp
Title: Corporate Secretary

EXHIBIT A

State of Delaware Secretary of State
Division of Corporations
Delivered 02:36 PM 06/19/2015
FILED 02:23 PM 06/19/2015
SRV 150947213 – 4136433 FILE

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

GALENA BIOPHARMA, INC.

Galena Biopharma, Inc., a Delaware corporation (the “Corporation”), hereby certifies that:

1. The following resolution has been unanimously adopted by the Corporation’s Board of Directors and has been approved by the holders of a majority of the Corporation’s outstanding common stock in accordance with the Delaware General Corporation Law for the purpose of amending the Corporation’s Amended and Restated Certificate of Incorporation:

RESOLVED, that ARTICLE III, Section A of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

“A. Classes of Stock. This Corporation is authorized to issue 280,000,000 shares, of which 275,000,000 shares shall be Common Stock with a par value of $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be Preferred Stock with a par value of $0.0001 per share (“Preferred Stock”).”

2. The above amendment was duly adopted by the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Galena Biopharma, Inc. has caused this Certificate of Amendment to be signed by a duly authorized officer this 19th day of June 2015.

Galena Biopharma, Inc.

By:	/s/ Mark W. Schwartz
Mark W. Schwartz, Ph.D.
President and Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 01:46 PM 07/06/2017 FILED 01:46 PM 07/06/2017
SR 20175230694 - File Number 4136433

CERTIFICATE OF VALIDATION

OF

GALENA BIOPHARMA, INC.

Pursuant to Section 204 of the

General Corporation Law of the State of Delaware

Galena Biopharma, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies as follows:

1. The defective corporate acts that are the subject of this Certificate of Validation are the filing and effectiveness of the Certificate of Amendment of the Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) on October 17, 2016 and the increase in the authorized number of shares of common stock, par value $0.0001 per share, of the Corporation effected thereby.

2. The nature of the failure of authorization in respect of the filing and effectiveness of the Certificate of Amendment and such increase was that the vote of the Corporation’s stockholders in favor of the proposal to adopt the amendment set forth in the Certificate of Amendment may not have been tabulated in conformity with the disclosure set forth in the proxy statement for the meeting of stockholders at which it was approved.

3. The defective corporate acts that are the subject of this Certificate of Validation were duly ratified in accordance with Section 204 of General Corporation Law of the State of Delaware (the “DGCL”) pursuant to resolutions of the Board of Directors of the Corporation adopted on May 30, 2017 and resolutions of the stockholders of the Corporation adopted on July 6, 2017.

4. The Certificate of Amendment was previously filed under Section 103 of the DGCL in respect of the defective corporate acts that are the subject of this Certificate of Validation on October 17, 2016. A copy of the Certificate of Amendment is attached as Exhibit A to this Certificate of Validation.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Validation to be executed by its duly authorized officer as of this 6th day of July, 2017.

GALENA BIOPHARMA, INC.

By:	/s/ Thomas J. Knapp
Name: Thomas J. Knapp
Title: Corporate Secretary

EXHIBIT A

State of Delaware Secretary of State
Division of Corporations
Delivered 10:00 AM 10/17/2016
FILED 10:00 AM 10/17/2016
SR 20166250740 - File Number 4136433

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Galena Biopharma, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of Galena Biopharma, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Section (A) of Article III” so that, as amended, said Article shall be and read as follows:

A. Classes of Stock. This Corporation is authorized to issue 355,000,000 shares, of which 350,000,000 shares shall be Common Stock with a par value of $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be Preferred Stock with a par value of $0.0001 per share (“Preferred Stock”).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, at the annual meeting of the stockholders of said corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14th day of September 2016.

By:	/s/ Thomas J. Knapp
Authorized Officer
Title:	Corporate Secretary
Name:	Thomas J. Knapp

State of Delaware Secretary of State Division of Corporations Delivered 01:47 PM 07/06/2017 FILED 01:47 PM 07/06/2017
SR 20175230716 - File Number 4136433

CERTIFICATE OF VALIDATION

OF

GALENA BIOPHARMA, INC.

Pursuant to Section 204 of the

General Corporation Law of the State of Delaware

Galena Biopharma, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies as follows:

1. The defective corporate acts that are the subject of this Certificate of Validation are the filing and effectiveness of the Certificate of Amendment of the Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) on November 2, 2016 and the 1-for-20 reverse stock split of the common stock, par value $0.0001 per share, of the Corporation effected thereby.

2. The nature of the failure of authorization in respect of the filing and effectiveness of the Certificate of Amendment and such reverse stock split was that the vote of the Corporation’s stockholders in favor of the proposal to adopt the amendment set forth in the Certificate of Amendment may not have been tabulated in conformity with the disclosure set forth in the proxy statement for the meeting of stockholders at which it was approved, and that the amendment set forth in the Certificate of Amendment differed from the form of amendment set forth in the proxy statement for the meeting of stockholders at which it was approved and may not have been approved in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

3. The defective corporate acts that are the subject of this Certificate of Validation were duly ratified in accordance with Section 204 of the DGCL pursuant to resolutions of the Board of Directors of the Corporation adopted on May 30, 2017 and resolutions of the stockholders of the Corporation adopted on July 6, 2017.

4. The Certificate of Amendment was previously filed under Section 103 of the DGCL in respect of the defective corporate acts that are the subject of this Certificate of Validation on November 2, 2016. A copy of the Certificate of Amendment is attached as Exhibit A to this Certificate of Validation.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Validation to be executed by its duly authorized officer as of this 6th day of July, 2017.

GALENA BIOPHARMA, INC.

By:	/s/ Thomas J. Knapp
Name: Thomas J. Knapp
Title: Corporate Secretary

EXHIBIT A

State of Delaware Secretary of State
Division of Corporations
Delivered 10:00 AM 11/02/2016
FILED 10:00 AM 11/02/2016
SR 20166468004 - File Number 4136433

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Galena Biopharma, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of Galena Biopharma, Inc., resolutions were duly adopted setting forth an amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be effective based on the vote of stockholders at a special meeting of the stockholders of said corporation. The resolution setting forth the amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Section (A) of Article III” so that, as amended and restated, said Article shall be and read as follows:

“A. Classes of Stock. This Corporation is authorized to issue 355,000,000 shares, of which 350,000,000 shall be Common Stock with a par value of $0.0001 per share (the “Common Stock”) and 5,000,000 shares shall be Preferred Stock with a par value of $0.0001 per share.

Reverse Stock Split. Effective at 12:01 a.m., Eastern Standard Time on November 11, 2016 (the “Effective Time”), each 20 shares of common stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined and changed into one fully paid and nonassessable share of new common stock (the “New Common Stock”). There shall be no fractional shares issued with respect to the New Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to Computershare (the “Transfer Agent”), as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the Transfer Agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, the Transfer Agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified, combined and changed pursuant to this Certificate of Amendment, subject to the elimination of fractional share interests as described above.”

SECOND: That pursuant to resolution of its Board of Directors, at the special meeting of the stockholders of said corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 1st day of November 2016.

By:	/s/ Thomas J. Knapp Authorized Officer
Title:	Corporate Secretary
Name:	Thomas J. Knapp

State of Delaware Secretary of State
Division of Corporations
Delivered 09:30 AM 12/29/2017
FILED 09:30 AM 12/29/2017
SR 20177841406 - File Number 4136433

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GALENA BIOPHARMA, INC.

(Pursuant to Sections 242 of the

General Corporation Law of the State of Delaware)

Galena Biopharma, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That Section (A) of Article III of the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, be, and hereby is, amended in its entirety to read as follows:

A. Classes of Stock. This Corporation is authorized to issue 355,000,000 shares, of which 350,000,000 shall be Common Stock with a par value of $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be Preferred Stock with a par value of $0.0001 per share (“Preferred Stock”).

Reverse Stock Split. Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”), each 10 to 30 shares of common stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall automatically be reclassified into one fully paid and nonassessable share of new common stock (the “New Common Stock”), with the exact ratio within such range to be determined by the board of directors of the Corporation prior to the Effective Time and set forth in a public announcement made by the Corporation (the “Reverse Stock Split”). No fractional shares of New Common Stock shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares of New Common Stock that would be issued in connection with the Reverse Stock Split, the aggregate of all such fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to Computershare Trust Company, N.A. (the “Transfer Agent”), as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all such fractional shares will be effected by the Transfer Agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, the Transfer Agent will pay to such holders of record the portion of the net proceeds derived from the sale of the fractional interests to which they are entitled. From and after the Effective Time, certificates representing shares of the Old Common Stock shall represent the number of whole shares of New Common Stock into which such shares of Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment, subject to the elimination of fractional share interests as described above.

SECOND: That pursuant to resolution of its Board of Directors, at the special meeting of the stockholders of said corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That said amendment shall become effective at 4:15 p.m. (Eastern Time) on December 29, 2017.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 29 day of December 2017.

By:	/s/ Thomas J. Knapp
Authorized Officer
Title:	Interim General Counsel & Corporate Secretary
Name:	Thomas J. Knapp

[Signature Page to Certificate of Amendment of

Amended and Restated Certificate of Incorporation (Reverse Stock Split)]

State of Delaware Secretary of State
Division of Corporations
Delivered 11:00 AM 12/29/2017
FILED 11:00 AM 12/29/2017
SR 20177844707 - File Number 4136433

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GALENA BIOPHARMA, INC.

(Pursuant to Sections 242 of the

General Corporation Law of the State of Delaware)

Galena Biopharma, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That Article I of the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, be, and hereby is, amended in its entirety to read as follows:

ARTICLE I

The name of this corporation is “SELLAS Life Sciences Group, Inc.”.

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment shall become effective at 4:45 p.m. (Eastern Time) on December 29, 2017.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 29th day of December 2017.

By:	/s/ Thomas J. Knapp
Authorized Officer
Title:	Interim General Counsel & Corporate Secretary
Name:	Thomas J. Knapp

State of Delaware Secretary of State Division of Corporations Delivered 04:26 PM 03/08/2018 FILED 04:26 PM 03/08/2018
SR 20181800105 - File Number 4136433

SELLAS LIFE SCIENCES GROUP, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A 20% CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

SELLAS Life Sciences Group, Inc., a Delaware corporation (the “Corporation”), does hereby certify that, pursuant to Section 151 of the General Corporation Law of the State of Delaware, the following resolution was duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 5,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of, except as otherwise set forth in the Purchase Agreement, up to 17,500 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

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TERMS OF PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(e).

“Base Conversion Price” shall have the meaning set forth in Section 7(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(c)(iv).

“Change of Control Transaction” means the occurrence after the Original Issue Date of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(l) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock and the Securities issued together with the Preferred Stock), (b) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, (c) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date), or (e) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

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“Closings” means the First Closing and the Second Closing.

“Closing Date” means either the First Closing Date or the Second Closing Date, as the case may be.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Dilutive Issuance” shall have the meaning set forth in Section 7(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 7(b).

“Dividend Conversion Rate” means the lesser of (a) the Conversion Price or (b) 90% of the lesser of (i) the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date or (ii) the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Dividend Conversion Shares are issued and delivered if such delivery is after the Dividend Payment Date.

“Dividend Conversion Shares” shall have the meaning set forth in Section 3(a).

“Dividend Notice Period” shall have the meaning set forth in Section 3(a).

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Dividend Share Amount” shall have the meaning set forth in Section 3(a).

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“Equity Conditions” means, during the period in question, (a) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any, (b) the Corporation shall have paid all liquidated damages and other amounts owing to the applicable Holder in respect of the Preferred Stock, (c) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of dividends) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Corporation as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) the issuance of the shares in question to the applicable Holder would not violate the limitations set forth in Section 6(d) and Section 6(e) herein, (g) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (h) the applicable Holder is not in possession of any information provided by the Corporation, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information, and (i) for each Trading Day in a period of 20 consecutive Trading Days prior to the applicable date in question, the daily trading volume for the Common Stock on the principal Trading Market exceeds $50,000 of shares per Trading Day (subject to adjustment for forward and reverse stock splits and the like).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, options or other awards to employees, independent contractors, consultants, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Corporation (provided, however, any such issuances to independent contractors and consultants shall not exceed, in the aggregate, $250,000 in any three month period), (b) securities issued and issuable pursuant to the Purchase Agreement and securities issued and issuable upon the exercise or exchange of or conversion of any securities issued pursuant to the Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Purchase Agreement, provided that such securities have not been amended since the date of the Purchase Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of any such securities (other than in connection with stock splits or combinations) or to extend the term of such

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securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Corporation, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12(a) of the Purchase Agreement, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) issuances to independent contractors and consultants of the Corporation, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith.

“First Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1(a) of the Purchase Agreement.

“First Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) each Holder’s obligations to pay the Subscription Amount and (ii) the Corporation’s obligations to deliver the Securities issuable at the First Closing, in each case, have been satisfied or waived.

“Fundamental Transaction” shall have the meaning set forth in Section 7(e).

“GAAP” means United States generally accepted accounting principles.

“Holder” shall have the meaning given such term in Section 2.

“Issuable Maximum” shall have the meaning set forth in Section 6(e).

“Issue Date” means the Original Issue Date or the Subsequent Issue Date, as the case may be.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Liquidation” shall have the meaning set forth in Section 5.

“New York Courts” shall have the meaning set forth in Section 8(d).

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“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock, regardless of the number of transfers of any particular shares of Preferred Stock, and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of the Original Issue Date, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Qualified Offering” means a public offering, as defined in Nasdaq IM-5635-3, that raises gross proceeds equal to at least the aggregate gross proceeds from the sale of Preferred Stock at the First Closing and the Second Closing (exclusive of any proceeds from the exercise of the Warrants), but in no event less than $20,000,000.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Second Closing” means the second closing of the purchase and sale of the Securities pursuant to Section 2.1(b) of the Purchase Agreement.

“Second Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) each Holder’s obligations to pay the Subscription Amount and (ii) the Corporation’s obligations to deliver the Securities issuable at the Second Closing, in each case, have been satisfied or waived.

“Securities” means the Preferred Stock, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 6(c).

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“Stated Value” shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Corporation with respect to the transactions contemplated by the Transaction Documents, including any reset, adjustment or anti-dilution provision in the Transaction Documents and the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the First Closing Date.

“Subscription Amount” shall mean, as to each Holder, the aggregate amount to be paid for the Preferred Stock purchased pursuant to the Purchase Agreement as specified below such Holder’s name on the signature page of the Purchase Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Issue Date” means the date of the issuance of any shares of the Preferred Stock on the Second Closing Date, regardless of the number of transfers of any particular shares of Preferred Stock, and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Subsidiary” means any subsidiary of the Corporation as set forth on Schedule 3.1(a) of the Purchase Agreement and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the date of the Purchase Agreement.

“Successor Entity” shall have the meaning set forth in Section 7(e).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Certificate of Designation, the Purchase Agreement, the Warrants, the Voting Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement.

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Corporation with a mailing address of 250 Royall St., Canton, MA 02021 and a facsimile number of +1 303 262 0609, and any successor transfer agent of the Corporation.

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“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Preferred Stock, upon exercise of the Warrants and issued and issuable in lieu of the cash payment of dividends on the Preferred Stock in accordance with the terms of this Certificate of Designation.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12(b) of the Purchase Agreement.

“Voting Agreement” means the written agreement, in the form of Exhibit B attached to the Purchase Agreement, of all of the officers, directors and stockholders holding more than 10% of the issued and outstanding shares of Common Stock on the date of the Purchase Agreement to vote all Common Stock over which such Persons have voting control as of the record date for the meeting of stockholders of the Corporation, amounting to, in the aggregate, at least 50% of the issued and outstanding Common Stock.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Holder at each Closing in accordance with Section 2.2(a) of the Purchase Agreement, which Warrants shall be exercisable on the six month anniversary of the date of issuance and have a term of exercise equal to five (5) years from such date, in the form of Exhibit C attached to the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series A 20% Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 17,500 (which shall not be subject to increase without the written consent of Holders of a majority in interest of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $1,000, subject to increase set forth in Section 3 below (the “Stated Value”).

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Section 3. Dividends.

a) Dividends in Cash or in Kind. Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 20% per annum, payable semiannually on June 30 and December 31, beginning on the first such date after the applicable Issue Date and on each Conversion Date (with respect only to Preferred Stock being converted) (each such date, a “Dividend Payment Date”) (if any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day) in cash, or at the Corporation’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock as set forth in this Section 3(a), or a combination thereof (the dollar amount to be paid in shares of Common Stock, the “Dividend Share Amount”). Upon the consummation of a Qualified Offering, and the receipt by the Corporation of the proceeds therefrom, dividends payable pursuant to this Section 3(a) shall cease to accrue; provided, however, any such dividends that have accrued prior to such Qualified Offering shall be paid on the tenth Trading Day immediately preceding the consummation of a Qualified Offering. The form of dividend payments to each Holder shall be determined in the following order of priority: (i) if funds are legally available for the payment of dividends and the Equity Conditions have not been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date (the “Dividend Notice Period”), in cash only, (ii) if funds are legally available for the payment of dividends and the Equity Conditions have been met during the Dividend Notice Period, at the sole election of the Corporation, in cash or shares of Common Stock which shall be valued at the Dividend Conversion Rate, (iii) if funds are not legally available for the payment of dividends and the Equity Conditions have been met during the Dividend Notice Period, in shares of Common Stock which shall be valued at the Dividend Conversion Rate, and (iv) if funds are not legally available for the payment of dividends and the Equity Conditions have not been met during the Dividend Notice Period, then, at the election of such Holder, such dividends shall accrue to the next Dividend Payment Date or shall be accreted to, and increase, the outstanding Stated Value. In addition, as a condition to paying dividends in shares of Common Stock, as to such Dividend Payment Date, prior to such Dividend Notice Period (but not more than five (5) Trading Days prior to the commencement of such Dividend Notice Period), the Corporation shall have delivered to each Holder’s account with The Depository Trust Company a number of shares of Common Stock to be applied against such Dividend Share Amount equal to the quotient of (x) the applicable Dividend Share Amount divided by (y) the Dividend Conversion Rate, assuming for such purposes that the Dividend Payment Date is the Trading Day immediately prior to the commencement of the Dividend Notice Period (the “Dividend Conversion Shares”). The Holders shall have the same rights and remedies with respect to the delivery of any such shares as if such shares were being issued pursuant to Section 6.

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b) Corporation’s Ability to Pay Dividends in Cash or Kind. On each Closing Date, the Corporation shall have notified the Holders whether or not it may legally pay cash dividends as of the applicable Closing Date. The Corporation shall promptly notify the Holders at any time the Corporation shall become able or unable, as the case may be, to legally pay cash dividends. If at any time the Corporation has the right to pay dividends in cash or shares of Common Stock, the Corporation must provide the Holders with at least 20 Trading Days’ notice of its election to pay a regularly scheduled dividend in shares of Common Stock (the Corporation may indicate in such notice that the election contained in such notice shall continue for later periods until revised by a subsequent notice). The aggregate number of shares of Common Stock otherwise issuable to a Holder on a Dividend Payment Date shall be reduced by the number of shares of Common Stock previously issued to such Holder in connection with such Dividend Payment Date. If any Dividend Conversion Shares are issued to a Holder in connection with a Dividend Payment Date and are not applied against a Dividend Share Amount, then such Holder shall promptly return such excess shares to the Corporation.

c) Dividend Calculations. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar-day periods, and shall accrue daily commencing on the applicable Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Payment of dividends in shares of Common Stock shall otherwise occur pursuant to Section 6(c)(i) herein and, solely for purposes of the payment of dividends in shares, the Dividend Payment Date shall be deemed the Conversion Date. Dividends shall cease to accrue with respect to any Preferred Stock converted, provided that, the Corporation actually delivers the Conversion Shares within the time period required by Section 6(c)(i) herein. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder on such Dividend Payment Date.

d) Late Fees. Any dividends, whether paid in cash or shares of Common Stock, that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law which shall accrue daily from the Dividend Payment Date through and including the date of actual payment in full.

e) Other Securities. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 6 or dividends due and paid in the ordinary course on preferred stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder), nor shall any distribution

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be made in respect of, any Junior Securities as long as any dividends due on the Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the applicable Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d) and Section 6(e)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall

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any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b) Conversion Price. The conversion price for the Preferred Stock shall equal $5.80, subject to adjustment herein (the “Conversion Price”). In addition, in the event that a Qualified Offering has not been consummated on or before the six month anniversary of the First Closing Date, on both (i) the six month anniversary of the First Closing Date and (ii) six month anniversary of the Second Closing Date (each such date, a “Trigger Date”), the Conversion Price shall be reduced, and only reduced, to the lesser of (x) the then Conversion Price, as adjusted, (y) $3.00 (subject to adjustment for forward and reverse stock splits and the like) and (z) the lowest VWAP for any Trading Day during the five Trading Days immediately following each such Trigger Date (the “Reset Conversion Price”, which shall thereafter be the new Conversion Price, subject to further adjustment hereunder, and such five (5) Trading Day period shall be referred to herein as a “Measurement Period”). The Corporation shall notify each Holder of the adjustment to the Conversion Price as of such date (each a “Trigger Date Adjustment Notice”). For purposes of clarification, whether or not the Corporation provides a Trigger Date Adjustment Notice pursuant to this Section 6(b), each Holder shall receive a number of Conversion Shares and retain a number of shares of Preferred Stock based upon the Conversion Price as adjusted pursuant to this Section, regardless of whether a Holder accurately refers to such price or number of shares of Preferred Stock converted in any Notice of Conversion. Any adjustment to the Conversion Price pursuant to this Section shall be effective retroactively to the first Trading Day during each Measurement Period. Accordingly, with respect to Notices of Conversion effected during a Measurement Period, in the event the Conversion Price is reduced pursuant to this Section, within the two (2) Trading Days immediately following the end of such Measurement Period, the Corporation shall issue the applicable Holder additional Conversion Shares based on a Conversion Price equal to the Reset Conversion Price with respect to such Notices of Conversion.

c) Mechanics of Conversion.

i. Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) the number of Conversion Shares being acquired upon the conversion of the Preferred Stock (including, if

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the Corporation has given continuous notice pursuant to Section 3(b) for payment of dividends in shares of Common Stock at least 20 Trading Days prior to the date on which the Notice of Conversion is delivered to the Corporation, shares of Common Stock representing the payment of accrued dividends otherwise determined pursuant to Section 3(a) but assuming that the Dividend Notice Period is the 20 Trading Days period immediately prior to the date on which the Notice of Conversion is delivered to the Corporation and excluding for such issuance the condition that the Corporation deliver the Dividend Share Amount as to such dividend payment prior to the commencement of the Dividend Notice Period) which, on or after the six month anniversary of the applicable Issue Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement), and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). On or after the six month anniversary of the applicable Issue Date, the Corporation shall deliver the Conversion Shares required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

ii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion.

iii. Obligation Absolute; Partial Liquidated Damages. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or

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all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 6(c)(i) by the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day and increasing to $200 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

iv. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock

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submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver the Conversion Shares upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

v. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be then accrued but unpaid and issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends then accrued but unpaid hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vi. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Holder from converting fractional shares of Preferred Stock.

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vii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock or the Warrants) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above

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shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within one Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. A Holder, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d) applicable to its Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock held by the Holder and the provisions of this Section 6(d) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

e) Issuance Limitations. Notwithstanding anything herein to the contrary, if the Corporation has not obtained Shareholder Approval, then the Corporation may not issue, upon conversion of the Preferred Stock, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued (i) in connection with any conversion of Preferred Stock issued pursuant to the Purchase Agreement, (ii) in connection with the exercise of any Warrants issued pursuant to the Purchase Agreement and (iii) in connection with the exercise of any warrants issued to any registered broker-dealer as a fee in connection with the issuance of the Securities pursuant to the Purchase Agreement, would exceed 1,196,680 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the Stated Value of such Holder’s Preferred Stock issued or issuable pursuant to the Purchase Agreement by (y)

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the aggregate Stated Value of all Preferred Stock issued or issuable to all Holders pursuant to the Purchase Agreement, In addition, each Holder may allocate its pro-rata portion of the Issuable Maximum among Preferred Stock and Warrants held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Holder no longer holds any Preferred Stock or Warrants and the amount of shares issued to such Holder pursuant to such Holder’s Preferred Stock and Warrants was less than such Holder’s pro-rata share of the Issuable Maximum. For avoidance of doubt, unless and until any required Shareholder Approval is obtained and effective, warrants issued to any registered broker-dealer as a fee in connection with the Securities issued pursuant to the Purchase Agreement as described in clause (iii) above shall provide that such warrants shall not be allocated any portion of the Issuable Maximum and shall be unexercisable unless and until such Shareholder Approval is obtained and effective.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. From the Original Issue Date until a Qualified Offering has been consummated, and any adjustment pursuant to this Section 7(b) has been made as a result of the Qualified Offering, if the Corporation or any Subsidiary, as applicable sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection

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with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance. If the Corporation enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Corporation shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Corporation shall notify the Holders in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, the Holders are entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether a Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off,

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reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) and Section 6(e) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is

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convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) and Section 6(e) on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 7(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

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f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

g) Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered by facsimile or email to each Holder at its last facsimile number or email address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the

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Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by e-mail attachment, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: Angelos Stergiou, M.D., Sc.D., h.c.., e-mail address astergiou@sellaslife.com, with a copy to David Moser, e-mail address dmoser@sellaslife.com, or such other e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or e-mail attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Corporation, or if no such facsimile number, e-mail address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement, Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

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d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. All legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). The Corporation and each Holder hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. The Corporation and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If the Corporation or any Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

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f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A 20% Convertible Preferred Stock.

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 8th day of March 2018.

/s/ Angelos M. Stergiou
Name: Angelos M. Stergiou, MD, ScD h.c. Title: President & Chief Executive Officer

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ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES

OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A 20% Convertible Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”), of SELLAS Life Sciences Group, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Preferred Stock owned prior to Conversion:

Number of shares of Preferred Stock to be Converted:

Stated Value of shares of Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Applicable Conversion Price:

Number of shares of Preferred Stock subsequent to Conversion:

Address for Delivery:
or
DWAC Instructions:
Broker no:
Account no:

[HOLDER]

By:
Name:
Title:

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